UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2011

OCWEN FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2002 Summit Boulevard
6th Floor
Atlanta, GA 30319
(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Ocwen’s Annual Meeting of Shareholders was held on May 12, 2011. Shareholders voted on the matters set forth below.

1. The nominees for election to the Board of Directors were elected, each for a one-year term or until their successors shall be elected and qualified, based upon the following votes:

Nominee	Votes For	Votes Against	Withheld	Broker Non-Votes
William C. Erbey	92,295,495	0	787,501	2,022,192
Ronald M. Faris	92,296,920	0	786,076	2,022,192
Ronald J. Korn	92,489,765	0	593,231	2,022,192
William H. Lacy	91,779,487	0	1,303,509	2,022,192
David B. Reiner	91,733,124	0	1,349,872	2,022,192
Robert A. Salcetti	91,776,562	0	1,306,434	2,022,192
Barry N. Wish	87,986,467	0	5,096,529	2,022,192

2. The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2011 was approved based upon the following votes:

Votes for approval	94,849,571
Votes against	17,904
Abstained	237,713
There were no broker non-votes for this item.

3. The advisory vote on executive compensation for the following resolution was approved based upon the following votes:

Resolved, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material.

Votes for approval	92,065,535
Votes against	630,966
Abstained	386,495
Broker Non-Votes	2,022,192

4. The Board of Directors is evaluating the frequency of holding an advisory vote on executive compensation. The votes are as follows:

Votes for approval:
1 Year	51,682,425
2 Years	509,468
3 Years	40,412,799
Abstained	478,304
Broker Non-Votes	2,022,192

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCWEN FINANCIAL CORPORATION

By:	/s/ John P. Van Vlack
John P. Van Vlack Executive Vice President, Chief Financial Officer and Chief Accounting Officer (On behalf of the Registrant and as its principal financial officer)

DATE: May 18, 2011